Exhibit 99.1

Social Leverage Acquisition Corp I and W3BCLOUD Announce Revised Business Combination Transaction Terms

•	New Business Combination transaction terms adjust W3BCLOUD’s pro forma enterprise value from $1.25 billion to $700 million

•	SLAC announces Non-Redemption Agreements of $6.5 million

•	W3BCLOUD agrees to reduced minimum cash balance condition required at closing to $40 million

•	W3BCLOUD enters into a term sheet for $150 million committed equity facility to fuel growth strategy

•	SLAC stockholders will vote on Extension at special meeting of SLAC stockholders

April 21, 2023

SCOTTSDALE, Ariz. —(BUSINESS WIRE)—Publicly traded special purpose acquisition company Social Leverage Acquisition Corp I (NASDAQ SLAC) (“SLAC”) and W3BCLOUD Holdings Inc. (“W3BCLOUD”), a leading storage and compute infrastructure provider for Web3, today announced they have revised the valuation of their previously announced business combination transaction (the “Business Combination”). This strategic decision was made in recognition of W3BCLOUD’s commitment to driving long-term value creation for all shareholders. The new transaction terms, effected through an amendment to the business combination agreement executed today, adjust the pro forma enterprise value of W3BCLOUD from approximately $1.25 billion to approximately $700 million, a ~44% reduction.

SLAC also announced that W3BCLOUD has agreed to lower the minimum cash balance condition required to be satisfied at the closing of the Business Combination from $150 million to $40 million. As previously announced on August 1, 2022, W3BCLOUD has received commitments for $50 million from certain existing securityholders for new investments in connection with the Business Combination, subject to certain conditions.

Additionally, SLAC announced today that it entered into voting, share purchase and non-redemption agreements (the “Non-Redemption Agreements”) with certain holders of SLAC’s Class A common stock, who have agreed to vote in favor of the proposal to extend the time SLAC has to complete an initial business combination by nine months, from May 17, 2023 to February 17, 2024 (the “Extension”). The purpose of the Extension is to provide additional time for SLAC and W3BCLOUD to complete the Business Combination. SLAC stockholders of record as of April 20, 2023 will be asked to approve the Extension at the special meeting of its stockholders to be held with respect to the Extension (the “Extension Meeting”). In connection with the Extension Meeting, SLAC has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, which will be mailed (if and when available) to all SLAC stockholders once definitive, and certain other related documents, which will be distributed to all SLAC stockholders in connection with SLAC’s solicitation of proxies for the vote by SLAC’s stockholders with respect to the Extension.

Under the Non-Redemption Agreements, stockholders holding a total of 650,000 shares of SLAC’s Class A common stock, representing approximately $6,500,000 of funds in SLAC’s trust account, agreed not to redeem their shares in connection with the Extension Meeting and certain other votes of SLAC’s stockholders, and to vote in favor of the Extension and the Business Combination. In exchange for the foregoing commitments, SLAC has agreed to issue to such non-redeeming stockholders shares of SLAC’s Class A common stock upon the closing of the Business Combination, provided such non-redeeming stockholders continue to hold the non-redeemed shares through the vote of SLAC stockholders on the consummation of the Business Combination. The Non-Redemption Agreements are intended to secure capital in SLAC’s trust account so that SLAC can meet the minimum cash balance condition and continue to negotiate the Business Combination. No assurances can be made that SLAC’s proposed Business Combination with W3BCLOUD will be consummated.

W3BCLOUD also announced today that W3BCLOUD and SLAC had entered into a non-binding term sheet with B. Riley Principal Capital II, LLC (“B. Riley”) for a $150 million committed equity facility to further support W3BCLOUD’s growth strategy. The term sheet covers a committed equity facility that provides W3BCLOUD with the right, without obligation, to sell and issue up to $150 million of its Class A common stock over a period of 24 months to B. Riley at W3BCLOUD’s sole discretion, subject to certain limitations and conditions. The availability of the B. Riley facility remains subject to definitive documentation.

“W3BCLOUD is the emerging Web3 storage and compute infrastructure leader. Having financial flexibility is key to successfully executing our growth strategy,” said Sami Issa, CEO of W3BCLOUD. “We have evaluated the capital markets and believe that the B. Riley facility is the most cost-effective option to provide incremental capital needed to thoughtfully fuel our growth.”

Perella Weinberg Partners is acting as exclusive financial advisor to W3BCLOUD. B. Riley Securities is acting as capital markets advisor and PIPE placement agent to SLAC. Blueshirt Capital Advisors is serving as an investor relations advisor to W3BCLOUD. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to W3BCLOUD. Ropes & Gray LLC is acting as legal counsel to SLAC. Duane Morris LLP is acting as legal advisor to B. Riley Securities.

Further details on the transactions described above are contained in a Current Report on Form 8-K filed with the SEC on April 21, 2023.

Important Information about the Business Combination and Where to Find It

In connection with the Business Combination, SLAC has filed with the SEC a preliminary proxy statement, which will be mailed (if and when available) to all SLAC stockholders once definitive (the “Proxy Statement”), and certain other related documents, which will be distributed to all SLAC stockholders in connection with SLAC’s solicitation of proxies for the vote by SLAC’s stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. This press release is not intended to be, and is not, a substitute for the preliminary proxy statement or any other document that SLAC has filed or may file with the SEC in connection with the Business Combination. SLAC’s stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, SLAC and the Business Combination. Copies of the preliminary proxy statement and definitive proxy statement and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by SLAC may be obtained for free by directing a request to: Social Leverage Acquisition Corp I, 8390 E.Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

Participants in the Solicitation

SLAC, W3BCLOUD and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from SLAC’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of SLAC’s directors and executive officers in SLAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 29, 2023. A list of the names, affiliations and interests of SLAC’s directors and executive officers in SLAC is contained in SLAC’s preliminary proxy statement originally filed on September 9, 2022, as subsequently amended. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from SLAC’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of SLAC’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by directing a request to: Social Leverage Acquisition Corp I, 8390 E.Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and any related transactions, the level of redemptions by SLAC’s public stockholders and the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom and the execution and delivery of the definitive agreements and the availability of the B. Riley facility. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that the approval of the stockholders of SLAC are not obtained; (iii) the ability to maintain the listing of SLAC or the combined company’s securities on the stock exchange; (iv) the inability to complete any private placement financing or the completion of any private placement financing with terms unfavorable to stockholders; (v) the risk that the Business Combination disrupts current plans and operations of SLAC or W3BCLOUD as a result of the announcement and consummation of the transactions described herein; (vi) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vii) the failure to realize the anticipated benefits of the Business Combination; (viii) risks relating to the uncertainty of the projected financial information with respect to W3BCLOUD and costs related to the Business Combination; (ix) the amount of redemption requests made by SLAC’s public stockholders; (x) the ability of SLAC or the combined company to obtain financing, if any, in connection with the Business Combination; (xi) the ability to negotiate and execute definitive agreements with respect to the B. Riley facility; (xii) risks related to digital assets technology, industry and regulations; (xiii) changes in laws and regulations; and (xv) the risks identified under the heading “Risk Factors” in SLAC’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023, and other documents SLAC files with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read SLAC’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

About Social Leverage Acquisition Corp I

Social Leverage Acquisition Corp I is a blank check company, also commonly referred to as a SPAC, formed for the purpose of effecting a business combination with a company, with a primary focus on innovative and mission-driven businesses in the financial technology, enterprise software, or consumer technology sectors.

About W3BCLOUD

W3BCLOUD provides the storage and compute infrastructure to power the decentralized application layer for Web3 protocols. Founded in 2018, W3BCLOUD is a joint venture among AMD, ConsenSys, and W3BCLOUD’s founders.

Contacts

Social Leverage Acquisition Corp I Media

Douglas Horlick

doug@socialleverage.com

W3BCLOUD Investor Relations:

Greg McNiff

The Blueshirt Group

investors@W3BCLOUD.com